Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Zim Corporation

We consent to the incorporation by reference in the following Registration Statements of ZIM Corporation on Forms S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006) of our report dated July 19, 2012 with respect to the consolidated financial statements included in this Annual Report to Shareholders on Form 20-F.

/s/ Ernst and Young LLP
Ottawa, Canada
July 29, 2014